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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Memco Software Ltd. 1996 Stock Option and Incentive Plan, the Memco Software Ltd. 1996 Stock Option and Incentive Plan
(II), the Memco Software Ltd. 1997 Stock Option and Incentive Plan (III), the Memco Software Ltd. 1998 Stock Option and Incentive Plan (IV), the Network Information Technology, Inc. 1993 Stock Option Plan and the Network Information Technology, Inc. 1997 Equity Incentive Plan, of our report dated February 10, 1998, except for Note 14, as to which the date is March 14, 1998, with respect to the consolidated financial statements of Logic Works, Inc. for the three years ended December 31, 1997 included in the Current Report (Form 8-K) of PLATINUM technology International, inc., filed with the Securities and Exchange Commission on August 4, 1998.

                                                           /s/ Ernst & Young LLP

Princeton, New Jersey
March 25, 1999